PURCHASE, AMENDMENT AND ESCROW AGREEMENT

This Purchase, Amendment and Escrow Agreement (the “Agreement”), dated as of February 29, 2012, is being entered into among Barry Honig (“Purchaser”), Neil Neuman (the “Seller”), Document Security Systems, Inc. a New York corporation (the “Company”) and Grushko & Mittman, P.C. (the “Escrow Agent”).

WHEREAS, the Seller is the holder of a note dated June 29, 2011, in the original principal amount of $650,000.00 (the “Note”). A copy of the Note is annexed hereto as Exhibit A;

WHEREAS, the Seller desires to sell the Note to the Purchaser and the Purchaser desires to purchase from the Note from the Seller on the terms set forth in this Agreement;

WHEREAS, the Company agrees to amend certain terms of the Note and execute and allonge setting forth the amended terms of the Note (the “Allonge”). A copy of the Allonge is annexed hereto as exhibit B;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1          The Closing. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell, assign, convey, and transfer to the Purchaser the Note, for purchase price of $578,396.42 (the “Purchase Price”). The closing of the purchase and sale of the Note (the “Closing”) shall take place at the offices of Grushko & Mittman, P.C., within two business days of the Escrow Agent’s receipt of the original Note, original Allonge and the Purchase Price. The date of the Closing is hereinafter referred to as the “Closing Date.”

1.2          Deliveries. Prior to the Closing, the parties shall deliver or shall cause to be delivered the following to the Escrow Agent:

(A)            the Seller shall deliver the original Note;

(B)            the Company shall deliver the original Allonge;

(C)            the Purchaser shall deliver a signed Allonge and the Purchase price pursuant to the following wire instructions:

Citibank, N.A.

1155 6th Avenue

New York, NY 10036

ABA Number: 0210-00089

For Credit to: Grushko & Mittman, IOLA Trust Account

Account Number: 9997242837

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1.3          Grushko & Mittman, P.C., shall act as escrow agent in this transaction. Grushko & Mittman, P.C. has previously represented the Purchaser. Grushko & Mittman, P.C. is representing the Purchaser in this Agreement. The Seller, the Purchaser and Company hereby acknowledge that they have been advised of the potential conflict of interest involved in the structure of this transaction and each acknowledges they have been given the opportunity to engage independent counsel of their own choice and waives any conflict that may arise from the structure of this transaction.

1.4          Security Interest. Any security interest arising from or securing the Note shall be terminated at the Closing. The Purchaser shall not have a security interest securing the Note.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1          Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties:

(A)            Authorization; Enforcement. The Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Seller and the consummation by him of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(B)            Ownership. The Seller owns and is selling, assigning, conveying and transferring to the Purchaser all of his right, title and interest to the Note, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Note shall vest in Purchaser, free of all liens and other charges.

(C)            No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Seller, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Seller or any of the Seller’s properties or assets, the violation of which would have a material adverse effect upon the Seller, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of the Seller’s properties or assets may be bound which would have a material adverse effect upon the Seller except for the consent of the Company which is being given by the Company in Section 2.3(A) of this Agreement.

(D)            The Seller is not now and has not been for the previous three (3) months an “Affiliate” of the Company as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”).

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2.2          Representations and Warranties of the Purchaser. The Purchaser represents and warrants as follows:

(A)            Due Diligence. The Purchaser acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence it requires in order to satisfy itself to enter into this Agreement and perform its obligations hereunder. PURCHASER HAS EXAMINED THE RISK FACTORS SET FORTH IN THE COMPANY’S SEC FILINGS, AND UNDERSTANDS THE SPECULATIVE NATURE OF AND SUBSTANTIAL RISK INVOLVED IN THE INVESTMENT IN THE COMPANY.

(B)            No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof or any other jurisdiction applicable to the Purchaser, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof or any other jurisdiction applicable to the Purchaser, or any judgment, order, writ, decree or injunction applicable to the Purchaser or any of its properties or assets, the violation of which would have a material adverse effect upon the Purchaser, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties or assets may be bound which would have a material adverse effect upon the Purchaser.

(C)            The Purchaser (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that the Purchaser is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Purchaser; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Seller concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of the Purchaser; (iv) is in a financial position to hold the Note for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company; and (v) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

(D)            The Purchaser understands that the Note has not been registered under applicable state or federal securities laws, and is purchasing the Note pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser understands and acknowledges that the Note is being acquired from the Seller without the Company furnishing any information to the Purchaser and that the Purchaser has not had any communication with the Company or any officer, director, or representative thereof in connection with the transactions contemplated by this Agreement except as contained herein.

(E)            If Purchaser has chosen to do so, Purchaser has been represented by such legal and tax counsel and other professionals, each of whom has been personally selected by Purchaser, as Purchaser has found necessary to consult concerning the purchase of the Note.

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(F)            With respect to the United States federal, state and foreign tax aspects of Purchaser’s investment, Purchaser is relying solely upon the advice of Purchaser’s own tax advisors, and/or upon Purchaser’s own knowledge with respect thereto.

(G)            Purchaser has not relied, and will not rely upon, any information with respect to this Agreement other than the information contained in this Agreement. Purchaser understands that no person has been authorized to make representations or to give any information or literature with respect to this Agreement that is inconsistent with the information that is set forth in this Agreement.

(H)            Purchaser understands that, other than as provided in this Agreement, no covenants, representations, or warranties have been authorized by or will be binding upon the Company, with regard to this Agreement, the performance of the Company or any expectation of investment returns, including any representations, warranties or agreements contained or made in any written document or oral communication received from or had with the Company, its Affiliates, Company counsel or any of their respective representatives or agents. Purchaser has not relied upon any information or representation that may be or has been made or given except as permitted under this Agreement.

(I)            Purchaser understands that the Note has not been registered under the Act, or pursuant to the provisions of the securities or other laws of any other applicable jurisdictions. The Purchaser is aware that the Note and common stock Note is convertible into are “restricted securities” as such term is defined in Rule 144 promulgated under the Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.

(J)            Purchaser has substantial investment experience and is familiar with investments of the type contemplated by this Agreement. Purchaser is aware that purchase of the Note is a speculative investment involving a high degree of risk and there is no guarantee that Purchaser will realize any gain from Purchaser’s investment or realize any tax benefits therefrom and Purchaser is further aware that Purchaser may lose all or a substantial part of Purchaser’s investment. Purchaser understands that there are substantial restrictions on the transferability of the Note, and there is no existing public market for, the Note and it may not be possible to liquidate an investment in the Note. Purchaser affirms that Purchaser acknowledges that this investment is highly speculative, involves a high degree of risk and, accordingly, Purchaser can afford to lose its entire investment.

(K)            The address set forth herein is Purchaser’s true and correct address and Purchaser has no present intention of becoming a resident of any other country, state, or jurisdiction prior to, or after, Purchaser’s purchase of the Note.

(L)            Purchaser understands the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date hereof and will be true and correct as of the Closing Date. Each such representation and warranty shall survive the Purchaser’s purchase of the Note.

(M)            The Purchaser hereby agrees that the Company may insert the following or similar legend on the face of the Note and any shares of the Company’s common stock issued upon conversion of the Note, if required in compliance with the Securities Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the act and any applicable state securities laws is available.”

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2.3          Consent, Representations and Warranties of the Company. The Company hereby makes the following representations and warranties:

(A)            Consent. The Company consents to the Seller’s sale, assignment, conveyance, and transfer of the Note to the Purchaser provided for herein.

(B)            Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(C)            No Consents, Approvals, Violations or Breaches. Except for NYSE Amex Exchange Additional Listing Application approval for the common stock underlying the conversion rights under the Note and Allonge, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound which would have a material adverse effect upon the Company.

(D)            The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the note principal or any other sum that has or may accrue or be payable pursuant to the Note or the documents delivered together therewith or related thereto. As of the date hereof $578,396.42 in principal and interest since February 1, 2012 at six point five percent (6.5%) is owed on the Note.

(E)            The Company acknowledges that for Rule 144 purposes the Purchaser’s holding period of the Note tacks back to June 29, 2011, the date the Note was issued to the Seller.

ARTICLE III

RELEASE OF ESCROW

3.1.         Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Note and the Reissued Notes as follows:

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(A)            On the Closing Date, the Escrow Agent will simultaneously release the original Note and original Allonge to the Purchaser and the Purchase Price to the Seller pursuant to the wire instructions set forth on Schedule 3.1(A).

(B)            If the transaction does not close by February 29, 2012, the Escrow Agent shall return the Note to the Seller, the Purchase Price to the Purchaser and the Allonge to the Company and this agreement shall terminate without any further obligation to any party hereto.

(C)            Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (the “Joint Instructions”) signed by each of the Seller, the Purchaser, and the Company, it shall deliver Note, Allonge and the Purchase Price in accordance with the terms of the Joint Instructions.

(D)            Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction directing delivery of the Note, Allonge and the Purchase Price (a “Court Order”), the Escrow Agent shall deliver the Note, Allonge and the Purchase Price in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.          Acknowledgement of Parties; Disputes. The Parties acknowledge that the only terms and conditions upon which the Note, Allonge and the Purchase Price are to be released are set forth in Sections 3 and 4 of this Agreement. Each of the Seller, the Purchaser, and the Company reaffirms his or its respective agreement to abide by the terms and conditions of this Agreement with respect to the release of the Note, Allonge and the Purchase Price. Any dispute with respect to the release of the Note, Allonge and the Purchase Price, shall be resolved pursuant to Section 4.2 or by agreement among the Seller, the Purchaser, and the Company.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.          Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(A)            Each of the Seller, the Purchaser, and the Company acknowledges and agrees that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether any of the Seller, the Purchaser, and the Company is entitled to receipt of the Note, Allonge and the Purchase Price pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the securities and funds held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

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(B)            Each of the Seller, the Purchaser, and the Company acknowledges that the Escrow Agent is acting solely as a stakeholder at the request of the Seller and the Purchaser and that the Escrow Agent shall not be liable for any action taken by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement. The Seller, Purchaser and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the Escrow Agent’s part committed in its capacity as the Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Seller, the Purchaser, and the Company under this Agreement and to no other person.

(C)            The Seller, Purchaser and Company, jointly and severally, agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(D)            The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to all of the Seller, the Purchaser, and the Company. Prior to the effective date of the resignation as specified in such notice, the Seller, the Purchaser, and the Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Note, Allonge and the Purchase Price to a substitute Escrow Agent selected by the Purchaser, the Seller, and the Company. If no successor Escrow Agent is named by the Seller, the Purchaser, and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Note, Allonge and the Purchase Price with the clerk of any such court.

(E)            The Escrow Agent does not have and will not have any interest in the Note, Allonge and the Purchase Price, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(F)            This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(G)            The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.          Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(A)            If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Note, Allonge and the Purchase Price, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Note, Allonge and the Purchase Price pending receipt of a Joint Instruction from the Seller, the Purchaser, and the Company or (ii) deposit the Note, Allonge and the Purchase Price with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to all of the Seller, the Purchaser, and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Note, Allonge and the Purchase Price. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute, or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

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(B)            The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Seller, the Purchaser, or the Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1.          Termination. This escrow shall terminate upon the release of the Note, Allonge and the Purchase Price or at any time upon the agreement in writing of the Seller, the Purchasers, and the Company.

5.2.          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)            If to the Seller, to:

Neil Neuman

16 Woodwind Lane

New Hempstead, NY 10977

(b)            If to the Purchaser, to:

Barry Honig

4400 Biscayne Blvd. Suite # 850

Miami, FL 33137

(c)            If to the Escrow Agent, to:

Grushko& Mittman, P.C

515 Rockaway Avenue

Valley Stream, New York 11581

Fax: (212) 697–3575

Attn: Eliezer Drew

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(d)            If to the Company:

Document Security Systems, Inc.

28 East Main Street, Suite 15250

Rochester, NY 14614

Attention: CFO

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.          Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.4.          Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.5.          Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile or email PDF transmission and delivered by facsimile or email PDF transmission.

5.6.          Agreement. Each of the undersigned states that he or it has read the foregoing Agreement and understands and agrees to it.

5.7.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the party determined not to have prevailed for his or its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8.          Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.9.          No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

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5.10.        Construction. The article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.11.        Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by any other party to carry out the provisions and purposes of this Agreement.

5.12.        Third Parties. No third party shall have any rights under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase, Amendment and Escrow Agreement on and as of the date first set forth above.

BARRY HONIG	NEIL NEUMAN
“Purchaser”	“Seller”

/s/ Barry Honig	/s/ Neil Neuman
____________________________________	___________________________________

DOCUMENT SECURITY SYSTEMS, INC.
“Company”

/s/ Patrick White
____________________________________
By: Patrick White
Its: Chief Executive Officer

ESCROW AGENT:

/s/ Grushko & Mittman, P.C.
___________________________________
GRUSHKO & MITTMAN, P.C.

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Exhibit A

Attach copy of Note

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Exhibit B

THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM AND REASONABLLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

ALLONGE

To a Note Dated June 29, 2011

In the Original Principal Amount of $650,000.00 (the “Note”)

Made by Document Security Systems, Inc. a New York corporation (“Borrower”)

and originally payable to Neil Neuman as “Lender” (“Original Holder”)

This Allonge to the Note is dated and entered into this 29th day of February, 2012.

WHEREAS, on February 29, 2012, the Original Holder sold the Note to Barry Honig (“Holder”) and the Borrower agreed to amend certain terms of the Note modified; and

NOW, THEREFORE, for good and valuable consideration (including the Prepayment) and intending to be legally bound hereby, the Borrower agrees as follows:

1.          Section 2(b) of the Note, including Schedule A, is deleted and replaced with the following:

“This principal owed under this Note and all interest accruing thereon, shall be due in full on July 1, 2013 (the “Maturity Date”), if not sooner paid or modified as permitted herein.”

2.          The following Section 11 is added to the Note:

“11.1 Conversion Rights. The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower’s Common Stock, $0.02 par value per share (“Common Stock”) as set forth below.

11.2 Conversion into the Borrower’s Common Stock.

(a)            The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 11.2(b) hereof, determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit C, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

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(b)            Subject to adjustment as provided in Section 11.2(c) hereof, the conversion price (“Conversion Price”) per share shall be $3.30.

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 11.2(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.            Merger, Sale of Assets, etc. If (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower), or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (in any such case, a “Fundamental Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.            Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.            Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

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(d)            Whenever the Conversion Price is adjusted pursuant to Section 11.2(c) above, the Borrower shall promptly, but not later than the second (2nd) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. Failure to provide the foregoing notice is an Event of Default under this Note.

(e)            During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

11.3        Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 11.2(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid, upon surrender of the existing Note.

11.4        Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%. The Holder shall have the authority to determine whether the restriction contained in this Section 11.4 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. The Holder may waive the conversion limitation described in this Section 11.4, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

11.5        Legal Opinion. Upon the conversion of a Note or part thereof, the Borrower shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Borrower’s transfer agent shall issue stock certificates in the name of a Holder (or its permitted nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Borrower warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Borrower’s Common Stock and that the certificates representing such shares shall contain no legend. If and when a Holder sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Holder or its agent confirms in writing to the transfer agent that Holder has complied with the prospectus delivery requirements, the Borrower will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable. In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Borrower will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely, if pursuant to Rule 144(b)(1)(i) of the 1933 Act, provided that Holder delivers all reasonably requested representations in support of such opinion.

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11.6        Delivery Delay. The Borrower understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 11 hereof later than the Delivery Date could result in economic loss to the Holders. As compensation to Holders for such loss, the Borrower agrees to pay (as liquidated damages and not as a penalty) to each applicable Holder for late issuance of Conversion Shares in the form required pursuant to Section 11 hereof upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered. The Borrower shall pay any payments incurred under this Section upon demand. Furthermore, in addition to any other remedies which may be available to the Holders, in the event that the Borrower fails for any reason to effect delivery of the Conversion Shares within seven (7) business days after the Delivery Date, the relevant Holder will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Borrower whereupon the Borrower and Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Borrower’s default shall be payable through the date notice of revocation or rescission is given to the Borrower.

11.7        Injunction Posting of Bond. In the event a Holder shall elect to convert a Note or part thereof, the Borrower may not refuse conversion or exercise based on any claim that Holder or anyone associated or affiliated with Holder has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Holder, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Borrower or the Borrower has posted a surety bond for the benefit of Holder in the amount of 120% of the greater of the outstanding principal and accrued but unpaid interest of the Note, or aggregate purchase price of the Conversion Shares, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Holder to the extent the judgment or decision is in Holder’s favor.

11.8        Buy-In. In addition to any other rights available to Holders, if the Borrower fails to deliver to a Holder Conversion Shares by the Delivery Date and if after the Delivery Date Holder or a broker on Holder’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Holder of the Common Stock which Holder was entitled to receive upon such conversion (a “Buy-In”), then the Borrower shall pay to Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Borrower shall be required to pay Holder $1,000 plus interest. Holder shall provide the Borrower written notice and evidence indicating the amounts payable to Holder in respect of the Buy-In.

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11.9        Delivery of Unlegended Shares. Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Borrower has received (i) a notice that Conversion Shares, or any other Common Stock held by Holder has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Holder and, if required, Holder’s broker regarding compliance with the requirements of Rule 144, the Borrower at its expense, (y) shall deliver, and shall cause legal counsel selected by the Borrower to deliver to its transfer agent (with copies to Holder) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in this Section 11 (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Borrower shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Holder’s prime broker with the Depository Trust Borrower through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system. Such delivery must be made on or before the Unlegended Shares Delivery Date. The Borrower understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Holder. As compensation to a Holder for such loss, the Borrower agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Borrower fails to deliver Unlegended Shares as required by this Section 11 for an aggregate of thirty days, then each Holder or assignee holding Securities subject to such default may, at its option, require the Borrower to redeem all or any portion of the Shares subject to such default at a price per share equal to the greater of (i) 120%, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the afore described thirty day period and the denominator of which is the lowest conversion price during such thirty day period, multiplied by the price paid by Holder for such Common Stock (“Unlegended Redemption Amount”). The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand. In the event a Holder shall request delivery of Unlegended Shares as described in Section 11 and the Borrower is required to deliver such Unlegended Shares pursuant to Section 11, the Borrower may not refuse to deliver Unlegended Shares based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Borrower and the Borrower has posted a surety bond for the benefit of such Holder in the amount of 120% of the amount of the aggregate purchase price of the Common Stock which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment in Holder’s favor. In addition to any other rights available to Holder, if the Borrower fails to deliver to a Holder Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date, the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock which the Holder was entitled to receive from the Borrower (a “Buy-In”), then the Borrower shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Borrower for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Borrower for reissuance as Unlegended Shares, the Borrower shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In.”

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3.          Section 3 of the Note is deleted and replaced with the following:

“Application of Payments

All Payments by the Maker hereunder shall be applied first to outstanding late and other charges then to accrued interest, then to Principal currently due.”

4.          For the purposes of Rule 144 promulgated under the Securities Exchange Act of 1934, as amended, the Holder’s holding period of the Note commenced on June 29, 2011.

5.          Except as expressly set forth above, all of the terms and conditions of the Note shall continue in full force and effect after the execution of this Allonge and shall not be in any way changed, modified or superseded by the terms set forth herein.

[Rest of this page left intentionally blank]

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IN WITNESS WHEREOF, the Company has executed this Allonge as of the date first written above.

DOCUMENT SECURITY SYSTEMS, INC. “Borrower” /s/ Patrick White _____________________________________ By: Patrick White Its: Chief Executive Officer
BARRY HONIG “Holder” /s/ Barry Honig _____________________________________

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EXHIBIT C - NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Document Security Systems, Inc. on June 29, 2011, as amended by the Allong Dated February __, 2012 into Shares of Common Stock of Document Security Systems, Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of Document Security Systems, Inc.

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

______________________________________________________________________________

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Schedule 3.1(A)

Insert seller wire instructions

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